UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2003

KMG CHEMICALS, INC.
(Exact name of registrant as specified in its chapter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

10611 Harwin Drive, Suite 402 Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-988-9252

(Former name and former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

The Company acquired certain assets of Wood Protection Products, Inc. (“WPP”) effective as of December 5, 2003.  The purchase is being largely financed by a $6 million senior credit facility from SouthTrust Bank plus the issuance of an option to acquire 175,000 shares of the common stock, $0.01 par value, of the Company, exercisable at $2.50 per share.  WPP is a distributor of pentachlorophenol (“penta”) solutions used by wood treaters to treat utility poles.  Penta protects the utility poles from attack by mold, mildew, fungus, and insects.  The acquisition includes WPP’s distribution and plant equipment along with its inventory and product registrations and a consulting agreement with its principal shareholder.

Item 7.  Financial Statements and Exhibits.

The following documents are attached as Exhibits and incorporated in this report.

Exhibit 2.1 (v)	Asset Purchase Agreement among Wood Protection Products, Inc., KMG-Bernuth, Inc. and James R. Forshaw

Exhibit 10.31	Term Note No. 2 dated December 5, 2003 made payable by KMG-Bernuth, Inc. to SouthTrust Bank

Exhibit 10.32	Second Amendment to Term Loan Agreement between KMG-Bernuth, Inc. and SouthTrust Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ David L. Hatcher	Date: December 19, 2003
David L. Hatcher, President